UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders, Proposals 1 and 2 were each approved by the Company's stockholders. The proposals are described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on November 8, 2011. At the 2011 Annual Meeting, the holders of 27,339,857 shares of the Company's common stock, which represents approximately 84.4% of the shares of the Company's common stock outstanding and entitled to vote as of the record date of November 3, 2011, were represented in person or by proxy. The final voting results of the 2011 Annual Meeting are set forth below.

Proposal 1 - Election of Directors - The Company's stockholders elected John D. McKey, Jr. and Jules A. Müsing to serve as Class III directors of the Company for a three-year term expiring in 2014. The voting results for each of these individuals were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
John D. McKey, Jr.	14,781,156	554,638	12,004,063
Jules A. Müsing	15,324,203	11,591	12,004,063

Proposal 2 - Ratification of the Company's Independent Registered Public Accounting Firm - The Company's stockholders ratified the appointment of J.H. Cohn LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012. The voting results were 27,296,763 shares "FOR," 5,361 shares "AGAINST," and 37,733 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.
Date: December 13, 2011	By:	/s/ Douglas Beck, CPA
Douglas Beck, CPA Chief Financial Officer